UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2018

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street

Suite 3000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Indenture and Notes

General

On February 14, 2018, Sanchez Energy Corporation (the “Company”) closed its private offering to eligible purchasers of $500 million in aggregate principal amount of 7.25% senior secured first lien notes due 2023 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of February 14, 2018 (the “Indenture”), among the Company, the guarantors party thereto, Delaware Trust Company, as trustee, and Royal Bank of Canada, as collateral trustee.

The Notes are guaranteed on a full, joint and several and senior secured basis by each of the Company’s existing domestic restricted subsidiaries and will be guaranteed by any future domestic restricted subsidiary, in each case, if and so long as such entity guarantees (or is an obligor with respect to) indebtedness (other than the Notes) in excess of $10 million or under the Credit Agreement (as defined below). The Notes are secured by first-priority liens on substantially all of the Company’s and any subsidiary guarantor’s assets. The Notes and the guarantees are, pursuant to a collateral trust agreement (the “CTA”), secured by first-priority liens on a “second-out” collateral proceeds payment priority basis and thus are effectively junior to any “first-out” obligations, including obligations under the Credit Agreement and obligations under any hedging arrangements and cash management arrangements permitted to be secured on a “first-out” basis under the Credit Agreement, to the extent of the value of the collateral securing such “first-out” obligations. The Notes and the guarantees rank effectively senior to all of the Company’s existing and future senior unsecured indebtedness to the extent of the value of the collateral securing the Notes and the guarantees.

Maturity and Interest

The Notes will mature on February 15, 2023, unless on October 10, 2022 either (i) some or all of the Company’s 6.125% senior notes due 2023 are still outstanding and have not been defeased or (ii) the Company or any of its restricted subsidiaries have any outstanding indebtedness that was used to purchase, repurchase, redeem, defease or otherwise acquire or retire for value the Company’s 6.125% senior notes due 2023, and such indebtedness under this clause (ii) has a final maturity date that is earlier than May 17, 2023, in which case of either clause (i) or clause (ii), the Notes will mature on October 14, 2022.

Redemption

The Notes are redeemable, in whole or in part, on or after February 15, 2020 at the redemption prices described in the Indenture, together with accrued and unpaid interest. At any time prior to February 15, 2020, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make whole premium, together with accrued and unpaid interest to the redemption date. In addition, the Company may redeem up to 35% of the Notes prior to February 15, 2020 in an amount not greater than the net cash proceeds from one or more equity offerings at a redemption price equal to 107.25% of their principal amount, together with accrued and unpaid interest to the redemption date. If the Company sells certain of its assets or experiences specific kinds of changes of control, in certain circumstances it must offer to repurchase the Notes.

Certain Covenants

The Indenture restricts the Company’s ability, and the ability of the Company’s restricted subsidiaries, to: (i) incur additional indebtedness or issue preferred stock; (ii) pay dividends or make other distributions; (iii) make other restricted payments and investments; (iv) create liens; (v) incur restrictions on the ability of restricted subsidiaries to pay dividends or make certain other payments; (vi) sell assets, including capital stock of restricted subsidiaries; (vii) merge or consolidate with other entities; and (viii) enter into transactions with affiliates. These covenants are subject to a number of important qualifications and limitations, and the Company’s unrestricted subsidiaries (including SN EF UnSub, LP (“SN UnSub”)) will not be subject to these covenants. Many of the covenants in the Indenture will be terminated if at any time no default (other than a reporting default) exists under the Indenture and the Notes receive an investment grade rating from both of two specified ratings agencies.

Collateral

The Notes and the guarantees are secured on a first-priority basis, subject in priority only to permitted collateral liens and to the prior rights of the Credit Agreement and other “first-out” obligations under the CTA, in the following assets of the Company and the subsidiary guarantors (the “Shared Collateral”): (i) substantially all of the Company’s and its restricted subsidiaries’ oil and gas properties with proved reserves, (ii) 100% of the equity interest of the Company’s restricted subsidiaries and any of their future direct material restricted subsidiaries; and (iii) substantially all of the Company’s and any guarantor’s other material personal property, but in each case excluding, among other things, deposit accounts, oil and gas properties with no proved reserves, equity interests in SN UnSub and other existing and future subsidiaries designated as “unrestricted subsidiaries.”

Events of Default

The Indenture provides that each of the following is an event of default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due (at stated maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company to comply with certain covenants relating to merger, consolidation, sale of all or substantially all assets or change of control; (iv) failure by the Company for 30 days after notice to comply with certain obligations to repurchase Notes from the proceeds of certain asset sales; (v) failure by the Company for 180 days after notice to comply with its reporting obligations; (vi) failure by the Company for 60 days after notice to comply with any of the other agreements in the Indenture; (vii) there occurs with respect to any indebtedness having an outstanding principal amount of $40 million or more of the Company or any of its restricted subsidiaries (a) an event of default which results in such indebtedness being due and payable prior to its express maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period; (viii) failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $40 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of the Company’s significant subsidiaries; (x) any guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its guarantee; (xi) any priority lien with value in excess of $50 million ceases to be enforceable, and such failure continues uncured for 45 days after any officer of the Company or any restricted subsidiary becomes aware of such failure; (xii) any priority lien with value in excess of $50 million ceases to be an enforceable and perfected first-priority lien, and such failure continues uncured for 45 days after any officer of the Company or any restricted subsidiary becomes aware of such failure; and (xiii) the Company or any other grantor denies or disaffirms any obligation of the Company or any other grantor set forth under any priority lien document establishing priority liens. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or the Company’s significant subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Third Amended and Restated Credit Agreement

General

On February 14, 2018, the Company, as borrower, and its existing restricted subsidiaries, as loan parties (the “Loan Parties”), entered into a revolving credit facility represented by a Third Amended and Restated Credit Agreement dated as of February 14, 2018 with Royal Bank of Canada as the administrative agent and collateral agent, RBC Capital Markets as the Arranger and the lenders party thereto, providing for a $25 million first-out senior secured working capital and letter of credit facility (the “Credit Agreement”), which amended and restated the Company’s existing credit facility in its entirety. Availability under the Credit Agreement is at all times subject to customary conditions but, except in limited circumstances, not to satisfaction of any collateral coverage ratio or other maintenance covenants.

Maturity

The Credit Agreement will mature on the earlier of (i) February 14, 2023 and (ii) the 91st day prior to the scheduled maturity of any “material indebtedness,” which is defined to include, without limitation, any indebtedness arising in connection with the Company’s 7.75% senior notes due 2021 (the “7.75% Senior Notes”), 6.125% senior notes due 2023 or the Notes.  The 7.75% Senior Notes are scheduled to mature on June 15, 2021.

Guarantees and Collateral

The Company’s obligations under the Credit Agreement are guaranteed by all of the Company’s restricted subsidiaries that guarantee the Notes and, pursuant to the CTA, are secured by priority liens on a first-out collateral proceeds payment priority basis in the Shared Collateral referred to above, subject only to permitted collateral liens.

Conditions Precedent to Loans and Letters of Credit

As a condition precedent to the issuance of loans or letters of credit under the Credit Agreement when there are no loans or letters of credit currently outstanding, the Company must demonstrate that the PDP Coverage Ratio is no less than 4.00 to 1.00. “PDP Coverage Ratio” means the then-applicable ratio of (i) (a) the Loan Parties’ proved developed producing properties’ PV-10 value, (b) the net mark-to-market value of commodity swaps in effect as of the date of calculation, plus (c) unrestricted cash on hand of the Loan Parties to (ii) the Credit Agreement commitment amount (initially $25,000,000). The Credit Agreement: (x) requires the PDP Coverage Ratio to be calculated (i) following any disposition by a Loan Party to a non-Loan Party of any proved developed producing properties that were included in the most recent reserve report delivered to the collateral agent that had a PV-10 value in excess of $10,000,000 in such reserve report, (ii) as of the end of each fiscal quarter of the Company if any loans or letters of credit under the Credit Agreement are outstanding at such time, and (iii) at the time of certain proposed restricted payments under the Credit Agreement; (y) to the extent at the time of any calculation specified in clause (x)(i) or (ii) the PDP Coverage Ratio is less than 4.00 to 1.00, requires a reduction in the commitment thereunder, together with any mandatory repayment of outstanding loans or cash collateralization of outstanding letters of credit to the extent necessary to increase the PDP Coverage Ratio to at least 4.00 to 1.00; and (z) prohibits any such restricted payments unless the PDP Coverage Ratio after giving effect to such restricted payment on a pro forma basis is at the time at least 4.00 to 1.00.

Interest

At the Company’s election, interest on borrowings under the Credit Agreement may be calculated based on an alternate base rate (“ABR”) or an adjusted Eurodollar (LIBOR) rate, plus an applicable margin. The applicable margin is either 1.50% or 2.25% for ABR borrowings and either 2.50% or 3.25% for Eurodollar (LIBOR) borrowings and letters of credit, if any, depending on the Company’s utilization of the availability under the Credit Agreement. The Company is also required to pay a commitment fee of 0.50% per annum on any unused commitment amount. Interest on ABR borrowings and the commitment fee are generally payable quarterly. Interest on Eurodollar borrowings are generally payable at the end of the applicable interest period.

Certain Covenants

The Credit Agreement contains various affirmative and negative covenants and events of default that limit the Company’s ability to, among other things, incur indebtedness, make restricted payments, grant liens and consolidate or merge. The Credit Agreement also provides for cross default between the Credit Agreement and the other material indebtedness of the Company and its restricted subsidiaries, in an aggregate principal amount in excess of $40 million.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 8.01. Other Events

On February 14, 2018, the Company announced that it had closed the offering of Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture dated as of February 14, 2018 among Sanchez Energy Corporation, the guarantors party thereto, Delaware Trust Company, as trustee and Royal Bank of Canada, as collateral trustee.

10.1

Third Amended and Restated Credit Agreement dated as of February 14, 2018 among Sanchez Energy Corporation, as borrower, Royal Bank of Canada, as administrative agent and collateral agent, RBC Capital Markets, as Arranger and the lenders party thereto.

99.1	Press release, dated February 14, 2018, announcing the closing of the offering of Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: February 20, 2018	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer